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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM T-1
                                   ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2) --


                      STATE STREET BANK AND TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

              Massachusetts                                     04-1867445
    (Jurisdiction of incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                   Identification No.)

            225 Franklin Street, Boston, Massachusetts             02110
             (Address of principal executive offices)           (Zip Code)

      John R. Towers, Esq.  Senior Vice President and Corporate Secretary
               225 Franklin Street, Boston, Massachusetts  02110
                                 (617)654-3253
           (Name, address and telephone number of agent for service)

                             ---------------------


                               BROWN GROUP, INC.
                               -----------------
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                NEW YORK                                        43-0197190
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                              8300 MARYLAND AVENUE
                              ST. LOUIS, MO 63105
              (Address of principal executive offices)  (Zip Code)


                             --------------------

                    9 1/2% SENIOR NOTES DUE OCTOBER 15, 2006
                        (Title of indenture securities)



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                                    GENERAL

ITEM 1.    GENERAL INFORMATION.

           FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

           (A)  NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY
                AUTHORITY TO WHICH IT IS SUBJECT.

                       Department of Banking and Insurance of The
                       Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                       Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.
           (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                       Trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH OBLIGOR.

           IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                       The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                       (See note on page 2.)

ITEM 3. THROUGH ITEM 15.  NOT APPLICABLE.

ITEM 16.   LIST OF EXHIBITS.

           LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT
           OF ELIGIBILITY.

           1.   A COPY OF THE ARTICLES OF ASSOCIATION OF THE
           TRUSTEE AS NOW IN EFFECT.

                       A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No.22-17940) and is incorporated herein by reference thereto.

           2.   A COPY OF THE CERTIFICATE OF AUTHORITY OF THE
           TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE
           ARTICLES OF ASSOCIATION.

                       A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

           3.   A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO
           EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION
           IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN
           PARAGRAPH (1) OR (2), ABOVE.

                       A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

           4.   A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR
           INSTRUMENTS CORRESPONDING THERETO.

                       A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
           Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.



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           5.   A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE
           OBLIGOR IS IN DEFAULT.

                       Not applicable.

           6.   THE CONSENTS OF UNITED STATES INSTITUTIONAL
           TRUSTEES REQUIRED BY SECTION 321(b) OF THE ACT.

                       The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

           7.   A COPY OF THE LATEST REPORT OF CONDITION OF THE
           TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS
           OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                       A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                     NOTES

      In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

      The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 6th day of November, 1996.

                                    STATE STREET BANK AND TRUST COMPANY


                                    By:      /s/  { Jill Olson }
                                       ------------------------------------
                                             Jill Olson
                                             Assistant Vice President



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                                   EXHIBIT 6


                             CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by BROWN GROUP, INC.. of its 9 1/2% SENIOR NOTES DUE OCTOBER 15, 2006, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                    STATE STREET BANK AND TRUST COMPANY


                                    By:      /s/  { Jill Olson }
                                       ------------------------------------
                                             Jill Olson
                                             Assistant Vice President

Dated:   November 6, 1996



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                                   EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company of Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business June 30, 1996, published in accordance with a call made by the
         -------------
Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                                     Thousands of
ASSETS                                                                               Dollars
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                                  1,787,130
   Interest-bearing balances                                                           7,756,486
Securities                                                                             8,430,910
Federal funds sold and securities purchased
   under agreements to resell in domestic offices
   of the bank and its Edge subsidiary                                                 4,090,665
Loans and lease financing receivables:
   Loans and leases, net of unearned income                      4,426,059
   Allowance for loan and lease losses                              70,088
   Loans and leases, net of unearned income and allowances                             4,355,971
Assets held in trading accounts                                                          880,647
Premises and fixed assets                                                                367,731
Other real estate owned                                                                    1,067
Investments in unconsolidated subsidiaries                                                65,772
Customers' liability to this bank on acceptances outstanding                              33,530
Intangible assets                                                                         68,505
Other assets                                                                           1,002,465
                                                                                      ----------

Total assets                                                                          28,840,879
                                                                                      ==========

LIABILITIES

Deposits:
   In domestic offices                                                                 7,531,683
      Noninterest-bearing                                        5,387,924
      Interest-bearing                                           2,143,759
   In foreign offices and Edge subsidiary                                             12,050,265
      Noninterest-bearing                                           46,768
      Interest-bearing                                          12,003,497
Federal funds purchased and securities sold under
   agreements to repurchase in domestic offices of
   the bank and of its Edge subsidiary                                                 5,337,231
Demand notes issued to the U S  Treasury and Trading Liabilities                         871,847
Other borrowed money                                                                     794,349
Bank's liability on acceptances executed and outstanding                                  33,530
Other liabilities                                                                        665,616
                                                                                      ----------

Total liabilities                                                                     27,284,521
                                                                                      ----------

EQUITY CAPITAL
Common stock                                                                              29,931
Surplus                                                                                  276,915
Undivided profits                                                                      1,247,942
Cumulative foreign currency translation adjustments                                        1,570
                                                                                      ----------

Total equity capital                                                                   1,556,358
                                                                                      ----------

Total liabilities and equity capital                                                  28,840,879
                                                                                      ==========


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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                          Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                          David A. Spina
                                          Marshall N. Carter
                                          Charles F. Kaye





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